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                                                                      Exhibit 21

                   Subsidiaries of the Company as of 12/31/00



Accord Realty Management Corporation
Acorn Properties Inc.
Anchor Property Corp.
Anchor Systems Corp.
Bfed I Corp.
555 Biltmore, Inc.
200 Boston Post Inc.
Branchview, Inc.
Capitol View Inc.
Case Optics, Inc.
426 Central Inc.
Clayton Blackbear, Inc.
Colonial Bristol Inc.
Concordia Mortgage LLC
DFI Property I L.L.C.
The Dime Agency, Inc.
Dime Capital Partners, Inc.
Dime Capital Trust I
Dime Capital Trust II
Dime Commercial Corp.
Dime Consulting Group, Inc.
Dime Cre, Inc.
Dime Florida Consolidation Corp.
Dime Mortgage of New Jersey, Inc.
Dime NJ Agency, Inc.
Dime Securities, Inc.
DNJ Agency, Inc.
The E-F Battery Accord Corporation
Fairfield Financial Holdings Inc.
F.C. Ltd.
Garden Management Co., Inc.
Granny Road Land Corp.
Harmony Agency, Inc.
Lakeview Land Corp.
Lawrence Avenue Corp.
Lincoln Realty Capital, Inc.
Lincoln Rre Corporation
Lincoln Ventures Group Ltd.
L.V.S. Corporation
Maple Real Property Management Inc.
Mid Country Inc.
Namco Asset Management Inc.
Namco Securities Corp.
Namis Insurance Agency of Massachusetts, Inc.
Namis Insurance Services of Kentucky, Inc.
Namis Insurance Services of Nevada, Inc.
Namis Insurance Services of Texas, Inc.
Nickel Purchasing Company, Inc.
North American Insurance Agency of Ohio, Inc.
North American Mortgage Company
North American Mortgage Insurance Services
North Properties, Inc.
Northeast Appraisals, Inc.
Northshore Consolidation Corp.
847218 Ontario Limited
847219 Ontario Limited
847220 Ontario Limited
847221 Ontario Limited
620-622 Pelhamdale Avenue Owners Corporation
Pembroke and Livingston, Inc.
Plainview Inn, Inc.
Reservoir Avenue Management, Inc.
Sivage Financial Services, LLC
Sky Resort, Inc.
Somerset Consolidation Corporation
Sonoma Conveyancing Corporation
Uniondale Holdings Inc.
Wappingers Falls Development Corp.
Windy Ridge Corp.
Yellowstone Venture, Inc.